Incorporated Under the Laws of the
                                State of Delaware

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

     Lehman Structured Securities Corp. (the "Corporation") shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. Annual Meeting: The annual meeting of Shareholders for the election of Directors and the transaction of any other business as may properly come before such meeting shall be held on the second Tuesday in August of each year, or as soon after such date as may be practicable in such City and State and at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting. If said day be a legal holiday, said meeting shall be held on the next succeeding business day. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

     Section 2. Special Meetings: Special meetings of the Shareholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board, or, if no Chairman has been elected, by the President, at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     Section 3. Notice of Meeting: Written notice of the date, time and place of any Shareholders' meeting, whether annual or special, shall be given to each Shareholder entitled to vote thereat, by mailing the same to such Shareholder's address as the same appears upon the records of the Corporation not less than ten (10) nor more than fifty (50) days prior to the date of such meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

     Section 4. Waiver of Notice: Notice of meeting need not be given to any Shareholder who submits a signed waiver of notice, in person or represented by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or represented by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such Shareholder.

     Section 5. Quorum: Any number of Shareholders, who are entitled to vote, who hold at least a majority of the issued and outstanding capital stock of the Corporation and who shall be present in person or represented by proxy at any meeting duly called shall constitute a quorum for all purposes except as may otherwise be provided by law.

     Section 6. Adjournment of Meeting: If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the Shareholders present in person or represented by proxy and entitled to vote thereat, without notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the Shareholders present in person or represented by proxy and entitled to vote thereat. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

     Section 7. Voting: Each Shareholder entitled to vote at any meeting may vote either in person or by proxy, duly appointed by an instrument in writing executed by such Shareholder and bearing a date not more than eleven months prior to said meeting, unless said proxy provides for a longer period. Each Shareholder entitled to vote shall at every meeting of the Shareholders be entitled to one vote for each share of stock registered in his name on the books of the Corporation on the date fixed as a record date for the determination of its Shareholders entitled to vote, as hereinafter provided. At all meetings of Shareholders all matters, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws shall be determined by a majority vote of the Shareholders present in person or by proxy and entitled to vote thereat.

     Section 8. Action by Shareholders Without a Meeting: Whenever, under the Delaware General Corporation Law, Shareholders are required or permitted to take any action by vote, such action may be taken without a meeting upon written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. Number and Qualifications: The Board of Directors shall consist of one (1) or more Directors as shall be determined by the Board from time to time. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the shareholders unless there shall be vacancies in the Board in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. The Directors need not be Shareholders.

     Section 2. Responsibilities: The general management of the affairs of the Corporation shall be vested in the Board of Directors, which may delegate to Officers, employees and to committees of one (1) or more Directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth, and except as may otherwise be provided by law.

     Section 3. Election and Term of Office:  The Directors  shall be elected by the Shareholders at the annual meeting of Shareholders. If the election of Directors shall not be held on the day designated by the Bylaws, the Directors shall cause the same to be held as soon thereafter as may be convenient. The Directors chosen at any annual meeting shall hold office except as hereinafter provided, until the next annual election and until the election and qualification of their successors.

     Section 4. Removal and Resignation of Directors: Any Director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of outstanding stock entitled to vote at any special meeting of the Shareholders called for that purpose, and the office of such Director shall forthwith become vacant. Any Director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

     Section 5. Filling of Vacancies: Any vacancy among the Directors, occurring from any cause whatsoever, may be filled by a majority of the remaining Directors, though less than a quorum, provided, however, that the Shareholders removing any Director may at the same meeting fill the vacancy caused by such removal, and further provided, that if the Directors fail to fill any such vacancy, the Shareholders may fill such vacancy at any special meeting called for that purpose. In case of any increase in the number of Directors, the additional Directors may be elected by the Directors in office prior to such increase. Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until the election and qualification of his or her successor.

     Section 6. Regular Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the Shareholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

     Section 7. Special Meetings: Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, if any, or by the President.

     Section 8. Notice and Place of Meetings: Meetings of the Board of Directors may be held without notice at such time and place as shall be designated by resolution of the Board of Directors. Notice of any special meeting shall be sufficiently given if mailed to each Director at such Director's residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or, if sent to such Director at such place by telegraph, cable or facsimile, or delivered personally or by telephone, not later than 24 hours prior to the time at which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting of the Shareholders and if a quorum is present. Notice of meeting need not be given to any Director who submits a signed waiver of notice before or after the meeting, nor to any Director who attends the meeting without protesting the lack of notice by the end of the meeting.

     Section 9. Business Transacted at Meetings: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by law.

     Section 10. Quorum: A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting until enough Directors to constitute a quorum shall attend.

     Section 11. Action Without A Meeting: Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

     Section 12. Participation By Telephone: Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute the presence of the person at the meeting.

     Section 13. Compensation: The Board of Directors may establish by resolution reasonable compensation of all Directors for services to the Corporation as Directors, including a fixed fee, if any, incurred in attending each meeting. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

                                   ARTICLE IV

                                   COMMITTEES

     Section 1. Executive Committee: The Board of Directors, by resolution passed by a majority of the entire Board, may designate one (1) or more Directors to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware General Corporation Act, and shall have power to authorize the seal of the Corporation to be affixed to all instruments which may require it. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors. Any person ceasing to be a Director shall ipso facto cease to be a member of the Executive Committee. Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the Directors by a resolution of a majority of the entire Board of Directors.

     Section 2. Other Committees: The Board of Directors or any committee duly appointed by the Board of Directors, may appoint other committees, whose members are to be Directors, and which committees shall exist for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the committee appointing them. Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the committee appointing such committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the committee appointing such committee.

     Section 3. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

     Section 4. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

     Section 5. Record of Proceedings: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

     Section 6. Organization, Meetings, Notices: A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such Committee may be given by the Secretary or by the Chairman of the Committee and shall be sufficiently given if mailed to each member at such member's residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or, if sent to him at such place by telegraph, cable or facsimile, or delivered personally or by telephone, not later than 24 hours prior to the time at which the meeting is to be held.

     Section 7. Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

                                    ARTICLE V

                                    OFFICERS

     Section 1. Number: The Officers of the Corporation shall be a President, a Secretary and a Treasurer, and such Vice-Presidents and other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors.

     Section 2. Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such Officer shall, except as herein otherwise provided, hold office until the selection and qualification of his or her successor. The Chairman of the Board of Directors, if any, shall be a Director of the Corporation, and should the Chairman cease to be a Director, shall ipso facto cease to be such officer. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Section 3. Other Officers: other officers, including without limitation, one or more Vice-Presidents, Assistant Secretaries, or Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

     Section 4. Removal of Officers: Any Officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

     Section 5. Resignation: Any Officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer of the Corporation. The acceptance of a resignation shall not be necessary in order to make it effective.

     Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors.

     Section 7. Compensation: The compensation of the officers shall be fixed by the Board of Directors.

     Section 8. Chairman of the Board of Directors: The Chairman of the Board of Directors, if one is elected, shall be a Director and shall preside at all meetings of the Board of Directors and of the Shareholders at which he shall be present. The Chairman shall have power to call special meetings of the Shareholders or of the Board of Directors or of the Executive Committee at any time and shall have such power and perform such other duties as may from time to time be designated by the Board of Directors.

     Section 8(a). Chief Executive Officer: The Chief Executive Officer shall be the Chief Executive Officer of the Corporation, and shall have the general direction of the business affairs and property of the Corporation, and of its several officers. The Chief Executive Officer shall, in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders and the Board of Directors. He or she shall have such powers and perform such duties as usually pertain to the office of Chief Executive officer.

     Section 8(b). Vice Chairman of the Board: One of the Vice Chairman of the Board shall, in the absence of the Chairman of the Board, Chief Executive Officer and President, preside at meeting of the stockholders and the Board of Directors. They shall have such powers and perform such duties as usually pertain to the office of Vice Chairman of the Board and such other powers and duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.

     Section 9. President: The President shall have responsibility for the general direction of the business affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge  such  duties as  usually  pertain  to the  office of  President.  The
President shall have responsibility for the day-to-day affairs of the Corporation, subject to the control of the Board of Directors. The President shall perform such duties as may be designated from time to time by the Board of Directors and shall, in the absence of the Chairman of the Board, perform and carry out the functions of the Chairman of the Board.

     Section 10. Vice Presidents: Each Senior Executive Vice President, Executive Vice President, Senior Vice President, First Vice President, Vice President shall have such powers and perform such duties as the Board or the Chairman of the Board may from time to time prescribe, and shall perform such other duties as may be prescribed in these Bylaws.

     Section 11. Secretary: The Secretary shall attend all meetings of the Board of Directors and of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board. The Secretary shall give or cause to be given, notice of all meetings of Shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors.

     Section 12. Assistant Secretary: The Assistant Secretary shall be empowered and authorized to perform all of the duties of the Secretary in the absence of the Secretary.

     Section 13. Treasurer: The Treasurer shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all of the transactions effected by the Treasurer and of the financial condition of the Corporation. The Treasurer may be required to give bond for the faithful discharge of his or her duties.

     Section 14. Assistant Treasurer: The Assistant Treasurer shall be empowered and authorized to perform all the duties of the Treasurer in the absence of the Treasurer.

                                   ARTICLE VI

                                  CAPITAL STOCK

     Section 1. Issue of Certificates of Stock: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board, if any, the President or Vice President, and the Secretary, Assistant Secretary, Treasurer or the Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or Officers of the Corporation.

     Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation together with the number of shares held by such person, the numbers of the certificates covering such shares and the dates of issue of such certificates shall be registered on the records of the Corporation by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock.

     Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding twice the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liabilities arising therefrom, or may remit such owner to such remedy or remedies as such owner may have under the laws of the State of Delaware.

                                   ARTICLE VII

                              DIVIDENDS AND SURPLUS

     Section 1. General Discretion of Directors: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared in dividends and paid to the shareholders, and to fix the date or dates for the payment of dividends.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 1. Fiscal Year: The fiscal year of the Corporation shall end on November 30 of each year. However, should Lehman Brothers Holdings Inc. ("Holdings") change its fiscal year, the fiscal year of this Corporation shall be the same as that of Holdings so long as the Corporation is at least a majority owned subsidiary of Holdings.

     Section 2. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced by the Secretary or Assistant Secretary.

     Section 3. Notices: Except as otherwise expressly provided herein, any notice required by these Bylaws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed wrapper with a first-class postage prepaid stamp thereon and addressed to the person entitled thereto at such person's business or home address, as the same appears upon the books of the Corporation, or by telephoning, telegraphing or cabling the same to such person at such address; and such notice shall be deemed to be given at the time it is mailed, telegraphed or cabled.

     Section 4. Waiver of Notice: Any Shareholder or Director may at any time, by writing or by telegraph or by cable, waive any notice required to be given under these Bylaws, and if any Shareholder or Director shall be present at any meeting, his presence shall constitute a waiver of such notice for such meeting, unless he or she protests his lack of notice by the end of the meeting.

     Section 5. Contracts, Checks, Drafts: Except as otherwise required by statute, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer or officers) of the Corporation as the Board of Directors or a duly authorized committee thereof may from time to time direct. Such authority may he general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these Bylaws, any officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

     Section 6. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as persons authorized by the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any Officer of the Corporation, or by such agents of the Corporation, or by such person as the Board of Directors may authorize for that purpose.

     Section 7. Voting Stock of Subsidiary Corporations: Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chairman of the Board, the President, the Secretary or a Vice President shall each have full power and authority on behalf of the Corporation to attend and to act and to vote the stock of any subsidiary or affiliate corporation in accordance with the wishes of management at any meeting of the shareholders of the subsidiary or affiliate and to execute a proxy for any other person to represent the Corporation at any such meeting, and at any such subsidiary or affiliate meeting the Chairman of the Board, the President, the Secretary, a vice President or the holder of any such proxy shall possess and may exercise any and all rights incident to ownership of the stock of such subsidiary or affiliate, and which as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers and authority regarding the stock of such subsidiary or affiliate to any other person or persons.

     Section 8. Indemnification of Officers and Directors: The Corporation shall indemnify each of its Directors or Officers, who shall serve as a Director or Officer of this Corporation or of any other corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

     Section 9. Cessation of Officership and Directorship: The authority granted by name to any individual shall immediately cease in the event that such individual ceases to be an officer or director of the Corporation or of Lehman Brothers Holdings Inc. or an affiliate thereof.

                                   ARTICLE IX

                                   AMENDMENTS

     The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws, provided, however, that the Shareholders shall have power to rescind, alter, amend or repeal any Bylaws made by the Board of Directors, and to enact Bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.